 Press Release

BioPharmX Reports Fourth Quarter and Full Year 2019 Financial Results

SAN JOSE, Calif., Mar. 14, 2019 /PRNewswire/ -- BioPharmX Corporation (NYSE American: BPMX), a specialty pharmaceutical company focused on developing innovative medical dermatology products, today reports financial results for the quarter and year ended January 31, 2019.

Fiscal Year 2019 and Recent Business Highlights

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Initiated and completed enrollment for  its Phase 2b clinical trial of BPX-04[1], a novel topical gel formulation of fully solubilized minocycline for the treatment of papulopustular rosacea. The randomized, double-blind, vehicle-controlled study enrolled 207 subjects with moderate-to-severe papulopustular rosacea across 12 sites and is evaluating the safety and efficacy of once daily application of BPX-04, a 1% minocycline gel, versus a vehicle control over a 12-week treatment period. The study’s primary endpoint is the mean change in the number of facial inflammatory lesions from baseline to week 12. The company anticipates announcing topline efficacy and safety data from the study  in July 2019.

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Strengthened the management team with the appointment of Dr. David S. Tierney as president and chief executive officer. Dr. Tierney has nearly 30 years of executive leadership experience and a proven track record of success with three NDA approvals, one PMA approval and three successful company exits.

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Bolstered the board of directors with the appointments of Dr. David S. Tierney and Dr. R. Todd Plott. Dr. Plott is a board-certified dermatologist with 30 years’ experience,  16 years of which were spent working as a research physician in the pharmaceutical industry. He has been involved in nine prescription drug development programs that received approval from the U.S. Food and Drug Administration for products including SOLODYN™, ZIANA™ and NORITATE™.

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Reduced operating costs by reducing its workforce by approximately 40%, discontinuing non-core development programs, divesting its women’s health business and relocating its headquarters to a lower-cost location in San Jose, California.

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Received notice that the U.S. Patent and Trademark Office awarded patent protection for its novel tetracycline-class topical drug composition. This patent protects tetracycline-class antibiotics carried by BioPharmX's HyantX topical delivery system, which, for the first time, stabilizes and fully solubilizes these drugs to make them effective in a topical formulation.

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Received notice that the U.S. Food and Drug Administration waived its requirement for a dermal carcinogenicity study for BPX-01, eliminating several years of non-clinical research normally required for FDA review.

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Entered into agreements with certain stockholders to amend certain existing warrants to reduce the exercise price per share and to issue new warrants, in exchange for the stockholders’ agreement to exercise their existing warrants for cash, resulting in net proceeds to the company of $3.6 million.

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Requested and was granted an extension from the NYSE American until April 30, 2019 to regain compliance with the continued listing standards related to the company’s low stock price. Additionally, the company has until September 24, 2019 to regain compliance with certain NYSE American continued listing standards related to the stockholders’ equity requirements. As previously stated, maintaining compliance with listing standards is of paramount importance and the company is working with NYSE American to restore full compliance.

"We met our primary objectives this quarter in completing the enrollment of our BPX-04 Phase 2b clinical trial, bolstering our board of directors and reducing our operating costs,” said Dr. Tierney, BioPharmX CEO. “The company has and will continue to make the necessary changes to position the company for long-term success and we look forward to informing our shareholders as we make further progress.”

Fourth Quarter Financial Results

For the fourth quarter ended January 31, 2019, total operating expenses were $3.2 million, compared with total operating expenses of $3.6 million in the prior fiscal year's fourth quarter.

Net loss for the quarter ended January 31, 2019 was $4.1 million, or $0.02 per share, compared with a net loss of $3.8 million, or $0.03 per share, during the prior fiscal year's fourth quarter.

Excluding stock-based compensation expense, a charge related to the modification of certain warrants and the impact of the change in the fair value of the warrant liability, non-GAAP net loss for the quarter ended January 31, 2019 was $2.9 million, or $0.01 per share. During the fourth quarter of the prior fiscal year, the comparable non-GAAP net loss was $3.4 million, or $0.03 per share.

Fiscal Year 2019 Financial Results

Total operating expenses for the fiscal year ended January 31, 2019 were $16.5 million, compared with $16.7 million in the prior fiscal year. The decrease resulted primarily from lower headcount-related and consulting expenses, partially offset by higher clinical trial and product development costs related to BPX-04.

Net loss for the fiscal year was $17.3 million, or $0.09 per share, compared with a net loss of $16.6 million, or $0.19 per share, during the prior fiscal year.

Excluding stock-based compensation expense, a charge related to the modification of certain warrants and the impact of the change in the fair value of the warrant liability, non-GAAP net loss for the fiscal year ended January 31, 2019 was $14.4 million, or $0.07 per share. In the prior fiscal year, the comparable non-GAAP net loss was $15.0 million, or $0.17 per share.

Cash and cash equivalents, as of January 31, 2019, were $3.1 million.

BioPharmX also disclosed, in its Annual Report on Form 10-K for the fiscal year ended January 31, 2019,  filed March 14, 2019 with the Securities and Exchange Commission, that its audited financial statements contained an audit opinion from its independent registered public accounting firm that included a going concern paragraph. See further discussion in footnote 2 to BioPharmX's consolidated financial statements included in its Annual Report on Form 10-K. This announcement is made pursuant to NYSE American Company Guide Section 610(b), which requires separate public announcement of the receipt of an audit opinion containing a going concern paragraph.

About BioPharmX® Corporation
BioPharmX Corporation (NYSE American: BPMX) is a specialty pharmaceutical company focused on developing prescription products utilizing its proprietary HyantX Topical Delivery System for dermatology indications. To learn more about BioPharmX, visit www.BioPharmX.com.

Use of Non-GAAP Measures
BioPharmX Corporation has supplemented its financial information prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) with non-GAAP measures, including non-GAAP net loss and non-GAAP net loss per share, which do not include stock-based compensation expense, expense related to the modification of warrants and the impact of changes in the fair value of the warrant liability. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Management uses the non-GAAP information internally to evaluate its ongoing business, operational performance and cash requirements and believes these non-GAAP measures are useful to investors as they provide the same basis for evaluating BioPharmX Corporation's performance as applied by management.

BioPharmX Corporation has provided a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. These non-GAAP measures may be different from non-GAAP measures used by other companies, including peer companies, and therefore, comparability may be limited. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. BioPharmX Corporation believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with GAAP and that these measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. BioPharmX Corporation encourages investors and others to review the company's financial information in its entirety and not rely on a single financial measure.

Stock-based compensation expense represents non-cash charges related to equity awards granted by BioPharmX Corporation. In the fourth quarter of fiscal year 2019 and in the third quarter of fiscal year 2018, BioPharmX Corporation amended certain warrants resulting in one-time charges. The change in the fair value of the warrant liability results from the periodic revaluing of the warrant liability. These amounts are excluded from the company’s non-GAAP net loss and non-GAAP net loss per share because they are not reflective of ongoing operating results in the period incurred. Although these may be recurring charges to BioPharmX Corporation's operations, management believes the measurement of these amounts can vary considerably from period to period and depend substantially on factors that are not a direct consequence of operating performance that is within management's control. Thus, management believes that excluding these charges from non-GAAP net loss and non-GAAP net loss per share facilitates comparisons of BioPharmX Corporation's operational performance in different periods, as well as with similarly determined non-GAAP financial measures of comparable companies.

Forward-Looking Statements
The information in this press release contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. This press release contains forward-looking statements about the company's expectations, plans, intentions, and strategies, including, but not limited to the timing to complete the Phase 2b study for BPX-04, the commencement and results of future trials for BPX-04, level of operating expenditures, the company's ability to obtain patent protection and defend its intellectual property and the company's ability to regain compliance with the NYSE American LLC’s continued listing standards and maintain its listing in the future. Additional risks are set forth in our filings with the Securities and Exchange Commission, including those described in the company's Annual Report on Form 10-K for the fiscal year ended January 31, 2019. The forward-looking statements included in this press release are made only as of the date hereof, and the company undertakes no obligation to publicly update such statements.

BioPharmX and HyantX are registered trademarks of BioPharmX, Inc.

1Caution: BPX-04 is a new drug limited by the U.S. law to investigational use only.

For further information:

Media Contact

investors@biopharmx.com

--TABLES TO FOLLOW --

BIOPHARMX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts; unaudited)

	Three Months Ended		Twelve Months Ended
	January 31,		January 31,
	2019	2018	2019	2018

Revenues, net	$ 5	$ 19	$ 57	$ 73
Cost of goods sold	3	222	83	250
Gross margin	2	(203)	(26)	(177)
Operating expenses:
Research and development	1,794	1,675	9,079	9,140
Sales and marketing	440	486	2,157	2,415
General and administrative	992	1,473	5,244	5,144
Total operating expenses	3,226	3,634	16,480	16,699
Loss from operations	(3,224)	(3,837)	(16,506)	(16,876)
Change in fair value of warrant liability	29	34	28	364
Other income (expense), net	(861)	16	(778)	(126)
Loss before provision for income taxes	(4,056)	(3,787)	(17,256)	(16,638)
Provision for income taxes	-	1	2	2
Net and comprehensive loss	$ (4,056)	$ (3,788)	$ (17,258)	$ (16,640)
Net loss per share
Basic and diluted	($0.02)	($0.03)	($0.09)	($0.19)
Shares used in computing net loss per share
Basic and diluted	209,874	121,281	193,178	85,900

BIOPHARMX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	January 31,	January 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$ 3,069	$ 7,576
Accounts receivable, net	4	7
Prepaid expenses and other current assets	312	398
Total current assets	3,385	7,981

Property and equipment, net	148	109
Other assets	121	-
Total assets	$ 3,654	$ 8,090

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 1,363	$ 1,376
Accrued expenses and other current liabilities	934	1,603
Total current liabilities	2,297	2,979
Long-term liabilities	59	39
Total liabilities	2,356	3,018

Stockholders' equity	1,298	5,072
Total liabilities and stockholders’ equity	$ 3,654	$ 8,090

BIOPHARMX CORPORATION
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(in thousands, except per share amounts; unaudited)

		Three Months Ended		Twelve Months Ended
		January 31,		January 31,
		2019	2018	2019	2018

GAAP net loss available to common stockholders		$ (4,056)	$ (3,788)	$ (17,258)	$ (16,640)

Change in fair value of warrant liability		(29)	(34)	(28)	(364)
Expense related to modification of warrants		874	-	874	151
Stock-based compensation expense:
-	Research and development	129	148	654	545
-	Sales and marketing	59	104	414	393
-	General and administrative	116	219	993	949
	Total stock-based compensation expense	304	471	2,061	1,887
Total reconciling items		1,149	437	2,907	1,674
Non-GAAP net loss available to common stockholders		$ (2,907)	$ (3,351)	$ (14,351)	$ (14,966)

GAAP net loss available to common stockholders		$ (0.02)	$ (0.03)	$ (0.09)	$ (0.19)
Reconciling items
-	Change in fair value of warrant liability	-	-	-	-
-	Expense related to modification of warrants	0.01	-	0.01	-
-	Stock-based compensation expense	-	-	0.01	0.02

Non-GAAP net loss per share: basic and diluted		$ (0.01)	$ (0.03)	$ (0.07)	$ (0.17)

Shares used in computing non-GAAP net loss per share
Basic and diluted		209,874	121,281	193,178	85,900